EXHIBIT 99.1

Akorn Files Annual Report on Form 10-K for Year Ended December 31, 2014; Restates Second and Third Quarter 2014 Financial Statements

LAKE FOREST, Ill., March 17, 2015 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq:AKRX) (the Company), today announced that the Company will file its Annual Report on Form 10-K for the year ended December 31, 2014 with the U.S. Securities and Exchange Commission (SEC) on March 17, 2015. The Annual Report will be available at the Akorn Investor Relations website at http://investors.akorn.com under the "SEC Filings" tab.

Second Quarter and Third Quarter 2014 Restatement Related to an Error in Hi-Tech's Opening Balance Sheet

During the 2014 year-end audit process, an error was identified in the fair value allocation of assets acquired and liabilities assumed in connection with the acquisition of Hi-Tech Pharmacal Co., Inc. (Hi-Tech), which resulted in an overstated chargeback reserve as of April 17, 2014. The error, which was identified on March 11, 2015, resulted from an overstatement of Hi-Tech's chargeback reserve in connection with applying the acquisition method of accounting at the closing of the Hi-Tech acquisition.

The overstatement in the chargeback reserve was caused by a manual error made in preparing the data related to the chargeback reserve whereby there was a duplication of inventory units held by one customer utilized in the calculation of the reserve amount for Hi-Tech products at the acquisition date. The duplication resulted in an overstatement of chargeback reserves by approximately $8.9 million for the opening balance sheet of Hi-Tech as of April 17, 2014. The chargeback reserve at the end of the quarter ended June 30, 2014 was then calculated correctly, resulting in the earlier overstated reserve amount being included in revenue during the quarter ended June 30, 2014. The correction of the error in the quarter ended June 30, 2014 resulted in a reduction of previously reported revenue by approximately $8.9 million, a reduction of previously reported pre-tax income by approximately $8.9 million and a reduction of previously reported net income, goodwill and retained earnings by approximately $5.6 million, for the Company's three and six month periods ended June 30, 2014.

As a result of that error, the Audit Committee of the Akorn Board of Directors, upon the recommendation of the Company's management, concluded that the previously issued financial statements contained in the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2014 and September 30, 2014 should not be relied upon due to an error in the financial statements as of and for the three and six month periods ended June 30, 2014 and as of and for the nine month period ended September 30, 2014, and that those financial statements would be restated to make the necessary accounting adjustments.

The relevant financial statements for the fiscal quarters ended June 30, 2014 and September 30, 2014 will be restated to make the necessary accounting adjustments in Forms 10-Q/A that the Company expects to file shortly. The error has been corrected in the full year financial statements included in the Company's Annual Report on Form 10-K that will be filed today. In addition, corrected GAAP financial statements (and GAAP reconciliations for adjusted non-GAAP measures) for the year ended December 31, 2014 accompany this release.

The error had the following effects:

Revenue & Pre-Tax Income Impact. The error resulted in an overstatement of revenue and pre-tax income of approximately $8.9 million (GAAP and non-GAAP adjusted) for each of the three and six months ended June 30, 2014, as well as the year-to-date results for the nine months ended September 30, 2014 and the preliminary results for the year ended December 31, 2014. The revenue and pre-tax income (GAAP and non-GAAP adjusted) reported for the three months ended March 31, 2014 and September 30, 2014 and reflected in the preliminary results for the three months ended December 31, 2014 were not impacted by this error.

Income Tax Expense Impact. Because the error resulted in an overstatement of pre-tax income for the affected periods, GAAP and non-GAAP adjusted income tax expense was overstated by approximately $3.3 million for each of the three and six months ended June 30, 2014, as well as the year-to-date results for the nine months ended September 30, 2014 and the preliminary results for the year ended December 31, 2014. Income tax expense (GAAP and non-GAAP adjusted) reported for the three months ended March 31, 2014 and September 30, 2014 and reflected in the preliminary results for the three months ended December 31, 2014 were not impacted by this error.

Net Income & EPS Impact. The net impact of the error resulted in an overstatement of both GAAP and non-GAAP adjusted net income and GAAP diluted EPS and non-GAAP adjusted diluted EPS, of approximately $5.6 million and $0.05, respectively, for the three and six months ended June 30, 2014, as well as the year-to-date results for the nine months ended September 30, 2014 and the preliminary results for the year ended December 31, 2014. GAAP diluted EPS and non-GAAP adjusted diluted EPS reported for the three months ended March 31, 2014 and September 30, 2014 and reflected in the preliminary results for the three months ended December 31, 2014 were not impacted by this error.

No Impact to Cash & Cash Equivalents. The error and subsequent restatement is non-cash in nature and does not have an impact on the Company's cash and cash equivalents balances for any of the affected periods or the Company's liquidity or capital position.

The Company will file a Form 8-K today containing additional information on this matter.

Frequently Asked Questions about the Restatement

Q1. What caused the error and subsequent restatement?

A1. An error in the manual reconciliation of chargeback reserve data for one of the Company's customers resulted in a duplication and overstatement of the chargeback reserve of approximately $8.9 million for the Company's opening balance sheet of Hi-Tech as of April 17, 2014. Specifically, an erroneous query of an electronic data interface was made that overstated the amount of inventory reportedly held by the customer, which in turn caused the Company to overstate chargeback reserves. The chargeback reserve at the end of the quarter ended June 30, 2014 was then calculated correctly, resulting in the earlier overstated reserve amount being included in revenue during the quarter ended June 30, 2014. The error was limited to one customer and only to the process of creating the opening balance sheet of Hi-Tech following the close of the acquisition.

Q2. What periods does the restatement cover?

A2. The following table describes the periods affected by the restatement.

2014 Periods Affected	2014 Periods Not Affected
Second quarter ended June 30	Three months ended March 31
- and as a direct result --	Three months ended September 30
Six months ended June 30	Preliminary results for three months ended December 31
Nine months ended September 30
Preliminary results for year ended December 31

Q3. What impact does the error and subsequent restatement have on Akorn's Income Statement, cash balance or liquidity?

A3. The effect to the impacted periods (as described in Answer 2 above) is the following:

Income Statement Metric	Adjustment
Revenue	Decrease by $8.853 million in all affected periods
Pre-Tax Income	Decrease by $8.853 million in all affected periods
Income Tax	Decrease by $3.282 million in all affected periods
Net Income	Decrease by $5.571 million in all affected periods
Diluted EPS	Decrease by $0.05 in all affected periods

The error and subsequent restatement is non-cash in nature and does not have an impact on the Company's cash and cash equivalents balances for any of the affected periods or the Company's liquidity or capital position.

Q4. Is Akorn's 2015 guidance affected by the restatement?

A4. Akorn's 2015 guidance, furnished as part of the Company's Form 8-K on February 26, 2015 and affirmed in a press release on March 10, 2015, remains unchanged. That guidance calls for revenue between $960 million and $980 million and adjusted non-GAAP adjusted diluted EPS between $1.88 and $1.98.

Q5. What is Akorn doing to address the situation that led to the restatement?

A5. In connection with its assessment of the effectiveness of its internal control over financial reporting at December 31, 2014, the Company concluded there were certain material weaknesses in internal control over financial reporting, including an additional material weakness that it had inadequate controls in place to prevent or detect material errors in the financial statements of acquired subsidiaries. The error described herein, which requires the restatement of the Company's condensed consolidated financial statements for the quarter and six-months ended June 30, 2014 and the nine months ended September 30, 2014, is a result of this material weakness. The Company has also concluded that its disclosure controls and procedures were not effective as of December 31, 2014, due to these material weaknesses in its internal control over financial reporting. These conclusions are described further in the Company's Annual Report on Form 10-K, which will be filed today. The Company is actively engaged in remediating its material weaknesses and plans to do the following to address the events that led to the restatement.

  Akorn will conduct manual data validation procedures on certain reports related to gross to net adjustments.
  Akorn will enhance the design of management review controls for gross to net adjustments to increase the level of precision.
  Akorn is in the process of establishing a dedicated revenue accounting team focused primarily on significant gross to net revenue adjustments.
  Akorn will continue to develop and expand upon controls specifically designed to identify material errors within subsidiary financial statements.
  Akorn will deploy appropriate personnel with public company accounting experience at the subsidiary level, as needed.
  Akorn will add dedicated personnel within the finance and accounting departments to focus exclusively on acquisitions and acquisition integration.
  Akorn is in the process of bolstering the Company's information technology department to facilitate faster system integration of acquired entities. The Company anticipates full system integration of Hi-Tech during the second quarter of 2015.

About Akorn

Akorn, Inc. is a specialty pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India where the company manufactures ophthalmic, injectable and specialty non-sterile pharmaceuticals. Additional information is available on the company's website at www.akorn.com.

Forward Looking Statements

This press release includes statements that may constitute "forward-looking statements", including projections of certain measures of Akorn's results of operations, projections of sales, projections of certain charges and expenses, projections related to the number and potential market size of ANDAs, projections with respect to timing and impact of pending acquisitions, and other statements regarding Akorn's goals, regulatory approvals and strategy. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, prospective acquisitions, future performance or results of current and anticipated products and acquired assets, sales efforts, expenses, the outcome of contingencies such as legal proceedings, financial results and the timing and nature of the final resolution of the accounting issues discussed in this release. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the Company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

Non-GAAP Financial Measures

To supplement Akorn's financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP (also referred to as "adjusted" or "non-GAAP adjusted") financial measures in this press release and the accompanying tables, including adjusted EBITDA, adjusted pre-tax income, adjusted net income, adjusted net income per diluted share, adjusted revenues, adjusted cost of sales, adjusted gross margin, adjusted SG&A, adjusted acquisition-related costs, adjusted amortization, adjusted debt financing costs, adjusted non-cash interest expense, adjusted other non-operating income and adjusted income tax provision. These non-GAAP measures adjust for certain specified items that are described in the release and attached schedules. The Company believes that each of these non-GAAP financial measures are helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the Company. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for or superior to comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP.

Akorn's management uses adjusted EBITDA, adjusted pre-tax income, adjusted net income and adjusted net income per diluted share in managing and analyzing its business and financial condition. Akorn's management believes that the presentation of these and other non-GAAP financial measures provide investors greater transparency into Akorn's ongoing results of operations allowing investors to better compare the Company's results from period to period.

Investors should note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time-to-time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; likewise, the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Because of the non-standardized definitions, the non-GAAP financial measures as used by Akorn in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company's competitors and other companies.

Set forth below is the definition of each non-GAAP financial measure as used by the Company in this press release and a full reconciliation of each non-GAAP financial measure to the most closely applicable GAAP financial measures.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income, plus:

  Interest income (expense), net
  Provision for income taxes
  Depreciation and amortization
  Amortization of acquisition related inventory step-up
  Non-cash expenses, such as share-based compensation expense, and amortization of financing costs
  Other adjustments, such as costs associated with competitive pricing actions, legal settlements and various acquisition and disposition related expenses
  Less settlement of product warranty liability
  Less gains (or plus losses) on foreign currency transactions
  Less gains related to acquisitions and divestitures

Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company's true operational performance.

Adjusted net income, as defined by the Company, is calculated as follows:

Net income, plus:

  The recorded provision for income taxes
  Intangible asset amortization
  Amortization of acquisition related inventory step-up
  Non-cash expenses, such as non-cash interest, share-based compensation expense, and amortization of financing costs
  Other adjustments, such as costs associated with competitive pricing actions, legal settlements and various acquisition and disposition related expenses
  Less an estimated tax provision, net of the benefit from utilizing NOL carry-forwards
  Less settlement of product warranty liability
  Less gains (or plus losses) on foreign currency transactions
  Less gains related to acquisitions and divestitures

Adjusted net income per diluted share is equal to adjusted net income divided by the actual or anticipated diluted share count for the applicable period. The Company believes that adjusted net income and adjusted net income per diluted share are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance.

In addition, as used in this press release, (i) adjusted revenues exclude one-time costs associated with competitive pricing actions; (ii) adjusted cost of sales exclude amortization of inventory step-up, accelerated depreciation on plant assets and costs associated with competitive pricing actions; (iii) adjusted gross margin excludes amortization of inventory step-up, costs associated with competitive pricing actions and accelerated depreciation on plant assets; (iv) adjusted SG&A excludes stock compensation expense; (v) adjusted acquisition-related costs exclude acquisition-related expenses and amortization; (vi) adjusted amortization excludes the amortization of intangible assets; (vii) adjusted debt financing costs exclude the amortization of deferred financing costs; (viii) adjusted non-cash interest expense excludes the non-cash interest expense on convertible debt outstanding; (ix) adjusted other non-operating income excludes costs associated with acquisitions, litigation settlements and foreign currency adjustments; (x) adjusted pre-tax income excludes the cumulative effect of the items adjusted above; and (xi) adjusted income tax provision excludes the total tax effect from non-GAAP pre-tax adjustments.

The shortcomings of non-GAAP financial measures as performance measures are that they provide a view of the Company's results of operations without including all events during a period. For example, Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include stock-based compensation, which is an important and material element of the Company's compensation package for its directors, officers and other key employees. Due to the inherent limitations of non-GAAP financial measures, investors should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most closely applicable GAAP measures set forth below.

Financial Tables and Exhibits

The following table reconciles Akorn, Inc.'s corrected results of operations for the twelve months ended December 31, 2014 with the preliminary results furnished as part of the Company's Form 8-K on February 26, 2015.

Table 1: Akorn, Inc. Consolidated Statements of Operations and Comprehensive Income for the Twelve Months Ended December 31, 2014

In thousands USD, except per-share amounts	As reported	Adjustments	As restated
Revenues	601,931	(8,853)	593,078
Cost of sales (excluding amortization of intangibles)	295,488	--	295,488
GROSS PROFIT	306,443	(8,853)	297,590

Selling, general and administrative expenses	95,463	--	95,463
Acquisition-related costs	32,147	--	32,147
Research and development expenses	29,199	--	29,199
Amortization of intangibles	44,066	--	44,066
TOTAL OPERATING EXPENSES	200,875	--	200,875

OPERATING INCOME (LOSS)	105,568	(8,853)	96,715

Debt financing costs	(12,129)	--	(12,129)
Interest expense, net	(35,657)	--	(35,657)
Equity in earnings of unconsolidated joint venture	--	--	--
Bargain purchase gain	--	--	--
Gain from product divestiture	9,807	--	9,807
Other non-operating income, net	400	--	400
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	67,989	(8,853)	59,136
Income tax provision	26,570	(3,282)	23,288
INCOME FROM CONTINUING OPERATIONS	41,419	(5,571)	35,848

Loss from discontinued operations, net of tax	(503)	--	(503)

CONSOLIDATED NET INCOME	40,916	(5,571)	35,345

CONSOLIDATED NET INCOME PER COMMON SHARE
Income from continuing operations, basic	$ 0.40	$ (0.05)	$ 0.35
Loss from discontinued operations, basic	$ --	$ (0.01)	$ (0.01)
CONSOLIDATED NET INCOME, BASIC	$ 0.40	$ (0.06)	$ 0.34

Income from continuing operations, diluted	$ 0.38	$ (0.04)	$ 0.34
Loss from discontinued operations, diluted	$ --	$ (0.01)	$ (0.01)
CONSOLIDATED NET INCOME, DILUTED	$ 0.38	$ (0.05)	$ 0.33

SHARES USED IN COMPUTING NET INCOME PER SHARE:
BASIC	103,480	--	103,480
DILUTED	123,110	--	123,110

COMPREHENSIVE INCOME:
Net income	40,916	(5,571)	35,345
Unrealized holding of security sale	(1,124)	--	(1,124)
Foreign currency translation gain (loss)	(1,704)	--	(1,704)
Comprehensive income (loss)	38,088	(5,571)	32,517

The following table reconciles Akorn, Inc.'s corrected consolidated balance sheet for the twelve months ended December 31, 2014 with the preliminary results furnished as part of the Company's Form 8-K on February 26, 2015.

Table 2: Akorn, Inc. Consolidated Balance Sheet, December 31, 2014

In thousands USD	As reported	Adjustments	As restated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 70,680	$ --	$ 70,680
Trade accounts receivable, net	220,716	--	220,716
Inventories	131,310	--	131,310
Deferred taxes, current	33,480	--	33,480
Avail for sale security, current	7,268	--	7,268
Prepaid expenses and other current assets	30,878	(3)	30,875
TOTAL CURRENT ASSETS	494,332	(3)	494,329
PROPERTY, PLANT AND EQUIPMENT, NET	143,788	--	143,788
OTHER LONG-TERM ASSETS:
Goodwill	284,343	(5,568)	278,774
Product licensing rights, net	704,218	--	704,218
Other intangibles, net	259,141	--	259,141
Deferred financing costs	21,560	--	21,560
Deferred taxes, non-current	3,020	--	3,020
Long-term investments	208	--	208
Other	1,863	--	1,863
TOTAL OTHER LONG-TERM ASSETS	1,274,353	(5,568)	1,268,784
TOTAL ASSETS	$ 1,912,473	$ (5,571)	$ 1,906,901

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$ 44,116	$ --	$ 44,116
Purchase consideration payable	7,481	--	7,481
Income taxes payable	1	--	1
Accrued royalties	13,041	--	13,041
Accrued compensation	13,467	--	13,467
Current maturities of long-term debt	10,450		10,450
Accrued administrative fees	--	27,774	27,774
Accrued expenses and other liabilities	45,610	(27,774)	17,835
TOTAL CURRENT LIABILITIES	134,166	--	134,165
LONG-TERM LIABILITIES:
Long-term debt	1,114,481	--	1,114,481
Deferred tax liability	268,968	--	268,968
Lease incentive obligations and other long-term liabilities	2,536	--	2,536
TOTAL LONG-TERM LIABILITIES	1,385,985	--	1,385,985
	1,520,151	--	1,520,150
SHAREHOLDERS' EQUITY:
Common stock, no par value --- 150,000,000 shares authorized, 111,734,901 and 96,569,186 shares issued and outstanding December 31, 2014 and 2013, respectively	351,235	--	351,235
Warrants to acquire common stock	--	--	--
Retained earnings	56,282	(5,571)	50,711
Accumulated other comprehensive loss	(15,195)	--	(15,195)
TOTAL SHAREHOLDERS' EQUITY	392,322	(5,571)	386,751
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 1,912,473	$ (5,571)	$ 1,906,901

The following table reconciles Akorn, Inc.'s corrected consolidated statement of cash flows for the twelve months ended December 31, 2014 with the preliminary results furnished as part of the Company's Form 8-K on February 26, 2015.

Table 3: Akorn, Inc. Consolidated Statement of Cash Flows, Twelve Months Ended December 31, 2014

In thousands USD	Preliminary	Adjustments	As restated
Consolidated net income	$ 40,916	$ (5,571)	$ 35,345
Loss from discontinued operations	503	--	503
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	58,538	--	58,538
Debt financing costs	12,129	--	12,129
Amortization of favorable (unfavorable) contract asset (liability)	72	--	72
Amortization of inventory step-up	20,798	--	20,798
Non-cash stock compensation expense	7,542	--	7,542
Non-cash interest expense	4,871	--	4,871
Gain from product divestiture	(9,807)	--	(9,807)
Deferred tax assets, net	25,293	--	25,293
Excess tax benefit from stock compensation	(38,710)	--	(38,710)
Non-cash gain on bargain purchase	--	--	--
Non-cash settlement of product warranty liability	--	--	--
Loss on extinguishment of debt	990	--	990
Gain on sale of AFS securities	(7)	--	(7)
Equity in earnings of unconsolidated joint venture	--	--	--
Changes in operating assets and liabilities:
Trade accounts receivable	(104,323)	8,853	(95,470)
Inventories	(15,262)	--	(15,262)
Prepaid expenses and other assets	(9,898)	(3,282)	(13,180)
Trade accounts payable	11,024	--	11,024
Accrued expenses and other liabilities	26,249	--	26,249
NET CASH PROVIDED BY OPERATING ACTIVITIES	30,918	--	30,918

INVESTING ACTIVITIES
Payments for acquisitions and equity investments	(1,002,802)	15,000	(987,802)
Proceeds from disposal of assets	59,361	--	59,361
Payments for other intangible assets	(8,532)	--	(8,532)
Purchases of property, plant and equipment	(29,568)	--	(29,568)
Distributions from unconsolidated joint venture	--	--	--
NET CASH USED IN INVESTING ACTIVITIES	(981,541)	15,000	(966,541)

FINANCING ACTIVITIES
Proceeds from issuance of debt	1,045,000	--	1,045,000
Debt repayment	(85,049)	--	(85,049)
Consideration Paid	--	(15,000)	(15,000)
Debt financing costs	(28,366)	--	(28,366)
Excess tax benefit from stock compensation	38,710	--	38,710
Net proceeds from common stock offering and warrant exercises	8,171	--	8,171
Proceeds under stock option and stock purchase plans	8,842	--	8,842
NET CASH PROVIDED BY FINANCING ACTIVITIES	987,308	(15,000)	972,308

Effect of changes in exchange rates on cash & cash equivalents	(183)	--	(183)
INCREASE IN CASH AND CASH EQUIVALENTS	36,502	--	36,502
Cash and cash equivalents at beginning of period	34,178	--	34,178
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 70,680	$ --	$ 70,680

The following table presents a reconciliation of net income to non-GAAP adjusted EBITDA for the twelve months ended December 31, 2014 and 2013.

Table 4: Akorn, Inc. Reconciliation of Net Income to Non-GAAP Adjusted EBITDA, Twelve Months Ended December 31, 2013 and 2014

	TWELVE MONTHS ENDED
	December 31,
In thousands USD	2014	2013
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$ 35,848	$ 52,362

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation expense	14,160	7,054
Amortization expense	44,066	7,422
Interest expense, net	30,786	4,015
Non-cash interest expense	4,871	4,634
Income tax provision	23,288	30,533
EBITDA	$ 153,019	$ 106,020

NON-CASH AND OTHER NON-RECURRING INCOME AND EXPENSES:
Acquisition-related expenses	32,147	3,233
Non-cash stock compensation expense	7,543	7,050
Non-cash settlement of product warranty liability	--	(1,299)
Gain from foreign currency forward contracts	(689)	(208)
Bargain purchase gain	--	(3,707)
Amortization of unfavorable contract liability	--	(1,270)
Gain from product divestiture	(9,807)	--
Amortization of inventory gross-up	20,798	--
Debt financing costs	12,129	842
Other costs associated with acquisitions	1,400	--
Revenue adjustments related to pricing changes	52,235	--
Profit sharing adjustment for pricing changes	(3,181)	--
Litigation settlement	(291)	459
ADJUSTED EBITDA	$ 265,303	$ 111,120

The following table presents a reconciliation of non-GAAP measures from the consolidated statements of operations used to arrive at non-GAAP adjusted measures used in Akorn's financial reporting for the twelve months ended December 31, 2014.

Table 5: Akorn, Inc. Reconciliation of Non-GAAP Measures from the Consolidated Statements of Operations, Full Year 2014

	YEAR ENDED DECEMBER 31, 2014
In thousands USD, except per-share amounts	GAAP	Non-GAAP Adjustments		Adjusted Non-GAAP
REVENUE	$ 593,078	$ 52,235	a	$ 645,313
Cost of sales (excluding amortization of intangibles)	295,488	(18,566)	b	276,922
GROSS PROFIT	297,590	70,801		368,391

Selling, general and administrative expenses	95,463	(7,543)	c	87,920
Acquisition-related costs	32,147	(32,147)	d	--
Research and development expenses	29,199	--		29,199
Amortization of intangibles	44,066	(44,066)	e	--
TOTAL OPERATING EXPENSES	200,875	(83,756)		117,119
OPERATING INCOME	96,715	154,557		251,272

Amortization of deferred financing costs	(12,129)	12,129	f	--
Interest expense, net	(35,657)	4,871	g	(30,786)
Gain from product divestiture	9,807	(9,807)	h	--
Other non-operating expense, net	400	420	i	820
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	59,136	162,170		221,306
Income tax provision	23,288	60,931	j	84,219
NET INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	$ 35,848	$ 101,239		$ 137,087

Convertible debt income adjustments, net of tax	5,825	(5,825)	k	--

NET INCOME FROM CONTINUING OPERATIONS ADJUSTED FOR CONVERTIBLE DEBT AS USED FOR DILUTED EARNINGS PER SHARE	$ 41,673	$ 95,414		$ 137,087

DILUTED NET INCOME FROM CONTINUING OPERATIONS PER SHARE ADJUSTED FOR CONVERTIBLE DEBT AS USED FOR DILUTED EARNINGS PER SHARE	$ 0.34	$ 0.78		$ 1.11

DILUTED SHARES OUTSTANDING	123,110	123,110		123,110

Gross Margin	50.2%			57.1%
Operating Margin	16.3%			38.9%

a - Costs associated with price increases
b - Amortization of inventory step-up, accelerated depreciation on plant assets and profit sharing adjustments associated with pricing changes
c - Stock compensation expense
d - Acquisition-related costs
e - Acquisition-related amortization
f - Amortization of debt financing costs
g - Non-cash interest expense on convertible debt outstanding
h - Includes gain (loss) from product acquisitions and divestitures
i - Includes other costs associated with acquistions, litigation settlements and foreign currency adjustments
j - Total tax effect from non-GAAP pre-tax adjustments
k - Adjustment for convertible debt using the if-converted method
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         Dewey Steadman
         Executive Director, Investor Relations
         (847) 582-6923
         investor.relations@akorn.com